SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of October 9, 2008 by and among EV RENTAL CARS, LLC, a California limited liability company, with an address of 5500 West Century Boulevard, Los Angeles, California, 90045 (the “Debtor”), in favor of PLETHORA PARTNERS LLC, a California limited liability company with an address of 2049 Century Park East, Suite 3670, Los Angeles, California 90067 (the “Secured Party”) (Debtor and Secured Party, collectively the “Parties”).

RECITALS

          A. Secured Party has agreed to make a $300,000 loan to Debtor as evidenced by the Secured Promissory Note attached hereto as Exhibit A (the “Note”).

          B. To further secure the performance of Debtor’s obligations under the Note, Debtor has agreed to execute, deliver and perform this Agreement and to grant to Secured Party, for the benefit of Secured Party, the security interest in the collateral described below.

          NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, enabling Debtor to obtain the loan evidenced by the Note, the Parties hereby agrees as follows:

          Section 1. Definitions. All capitalized terms used herein shall have the meanings assigned to them below. Except as otherwise defined, terms defined in the Uniform Commercial Code shall have the meanings set forth therein.

                    1.1 Collateral. See Section 2.

                    1.2 Contracts. All rights and benefits under all contracts and agreements.

                    1.3 Encumbrance. Any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind or nature upon or with respect to any property.

                    1.4 Event of Default. Has the meaning set forth in the Note.

                    1.5 Guaranty. That certain Guaranty Agreement, dated as of the date hereof, executed by Parent in favor of Secured Party and pursuant to which Parent agreed to guarantee the Obligations of Debtor under the Note and the other Loan Documents.

                    1.6 Loan Documents. The Note together with the Note Purchase Agreement, the Security Agreement, the Guaranty and the Warrant and any other instrument or agreement securing payment of the Note or related thereto.

                    1.7 Note. As defined in the Recitals hereto.

                    1.8 Note Purchase Agreement. That certain Secured Promissory Note and Warrant Purchase Agreement dated as of the date hereof between Debtor, Parent and Secured Party.

                    1.9 Obligations. All obligations of Debtor under the Note, this Agreement, or any of the other Loan Documents.

                    1.10 Parent. EV Transportation, Inc., a Nevada corporation.

                    1.11 Proceeds. Includes (a) whatever is acquired upon the ultimate sale or disposition of the Collateral, (b) to the extent of the value of the Collateral, claims arising out of the loss or damage to the Collateral, and (c) to the extent of the value of the Collateral and to the extent payable to Debtor or Secured Party, insurance payable by reason of the loss or damage to the Collateral.

                    1.12 Uniform Commercial Code or UCC. The Uniform Commercial Code as in effect in the State of California.

                    1.13 Warrant. That certain Common Stock Purchase Warrant, dated as of the date hereof, issued by Parent to Secured Party.

          Section 2. Grant of Security Interest. To secure the payment and performance of the Obligations, Debtor hereby assigns and pledges to Secured Party a security interest in all of Debtor’s rights, title and interest in, and grants to Secured Party a continuing security interest in (collectively, the “Security Interest”), any Toyota hybrid vehicles that are purchased by the Debtor, in whole or in part, using all or any portion of the amount loaned by Secured Party to Debtor under the Note, together with all Proceeds of such Toyota hybrid vehicles (the “Collateral”). The Toyota hybrid vehicles comprising the Collateral shall be listed on Schedule I (as such Schedule may be amended or supplemented from time to time by the Parties).

THIS AGREEMENT CONSTITUTES AN AUTHENTICATED RECORD WHICH AUTHORIZES SECURED PARTY TO FILE SUCH FINANCING STATEMENTS AS SECURED PARTY DETERMINES AS APPROPRIATE TO PERFECT OR PROTECT THE SECURITY INTEREST IN THE COLLATERAL CREATED BY THIS AGREEMENT, SUBJECT TO THE PROVISIONS OF SECTION 4 BELOW.

          Section 3. Termination and Release of Security Interest. Upon Debtor’s performance and fulfillment of the Obligations, this Agreement shall automatically terminate and Secured Party shall immediately and without notice or demand from Debtor execute such documentation and take such other acts and steps as are necessary to immediately release its Security Interest in the Collateral.

          Section 4. Second Position Security Interest. The Security Interest granted under this Agreement shall be junior and subject to the purchase money security interest (such security interest, a “First Priority Security Interest”) assigned, pledged or granted by Debtor in any of the Toyota hybrid vehicles comprising the Collateral to Toyota, (any such holder of a First Priority Security Interest, a “First Priority Holder”), until such time as any such First Priority Security Interest is released. Secured Party shall not file a financing statement or a copy of this Agreement in lieu of any such financing statement or otherwise perfect the Security Interest granted under this Agreement until after any First Priority Holder shall have filed a financing statement or otherwise perfected its First Priority Security Interest. Debtor will use its best efforts to ensure that (a) the First Priority Holder’s First Priority Security Interest in the Collateral does not exceed $700,000 and (b) the First Priority Holder perfects its security interest in the Collateral on or before October ___, 2008. If the Security Interest granted under this Agreement is perfected prior to the perfection of any First Priority Security Interest or otherwise becomes senior to any such First Priority Security Interest prior to the date that such First Priority Security Interest is released, Secured Party shall immediately and without notice or demand from Debtor execute such documentation and take such other acts and steps as are necessary to immediately subordinate the Security Interest to the First Priority Security Interest or to otherwise cause the Security Interest to be junior and subject to any First Priority Security Interest.

          Section 5. Authorized Action by Secured Party.

                    5.1 Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to do (but Secured Party shall not be obligated to and shall not incur any liability to Debtor or any third party for failure so to do), upon an Event of Default and while such Event of Default is continuing, any act which Debtor is obligated by this Agreement to do, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to:

                    (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or in respect of proceeds and other sums and property now or hereafter payable on or in respect of the Collateral, including dividends, profits and interest payments;

                    (b) enter into any extension, reorganization, deposit, merger or consolidation agreement or other agreement pertaining to the Collateral, and in connection therewith may deposit or surrender control of the Collateral thereunder, accept other property in exchange therefor, and do and perform such acts and things as it may deem proper, and any money or property secured in exchange therefor shall be applied to the Obligations or held by Secured Party pursuant to the provisions of the Loan Documents;

                    (c) protect and preserve the Collateral;

                    (d) transfer the Collateral to its own or its nominee’s name; and

                    (e) take such action, as shall be authorized in the Loan Documents.

                    5.2 All the foregoing powers authorized herein, being coupled with an interest, are irrevocable so long as any Obligations are outstanding.

          Section 6. Representations, Warranties and Covenants. Debtor makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as this Agreement is in effect:

                    6.1 Name; Debtor/Collateral Location. Debtor’s state of organization or incorporation, state organizational identification number, chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral are set forth on Exhibit B hereto.

                    6.2 Vehicles: Maintenance and Use, Payment of Taxes. Debtor will keep the Collateral in good order and repair, will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on the Collateral or on its use or operation.

                    6.3 Representations in Note Purchase Agreement. The representations and warranties set forth in Section 2 of the Note Purchase Agreement as they relate to Debtor or to the Loan Documents to which Debtor is a party, each of which is hereby incorporated herein by reference, are true and correct, and shall be incorporated by reference herein as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 6.3, be deemed to be a reference to Debtor’s knowledge.

                    6.4 Title; No Other Encumbrances. Except for the First Priority Security Interest granted to the First Priority Holder and the Security Interest granted to Secured Party pursuant to this Agreement, Debtor owns each item of the Collateral free and clear of any and all Encumbrances or claims, options or rights of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of Secured Party pursuant to this Agreement or as are permitted by this Agreement in favor of the First Priority Holder.

                    6.5 Perfected First Priority Encumbrances. This Agreement is effective to create in favor of Secured Party a legal, valid and enforceable security interest in the Collateral. Upon completion of the filings specified herein, the Security Interest created by this Agreement together with such filings shall constitute a fully perfected security interest in all right, title and interest of Secured Party in the Collateral as security for the Obligations, in each case prior and superior in right to any other Person except for the First Priority Holder as permitted by this Agreement and the Loan Documents.

                    6.6 Performance of Contracts. Debtor will: (i) fulfill, perform and observe each and every condition, covenant and obligation of Debtor contained in the Contracts, and owed with respect to all other Collateral and keep all licenses, permits, operating permits, and related Contracts, effective, current, valid and in good standing; (ii) give prompt (but in no event later than ten (10) days after Debtor's receipt of same) notice to Secured Party of any notice, claim or demand under or with respect to any of the Collateral by or from any party or other person or entity including any governmental agency; (iii) enforce the performance and observance of each and every material covenant and condition of the Contracts to be performed and/or observed; (iv) appear in and defend any action claim, proceeding, hearing, investigation or procedure which will or may impair or adversely affect any part or all of the Collateral or the rights, title, benefits, uses, or availability thereof or thereunder or the ownership, obligations or liabilities of Debtor thereunder; and (v) not modify, amend or terminate any Contract in any manner or form which would impair or adversely affect the Security Interest of Secured Party in any of the Collateral.

                    6.7 Payment of Obligations. Debtor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of Debtor (to the extent such reserves are required by GAAP) and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any material interest therein

                    6.8 Maintenance of Perfected Security Interest; Further Documentation. Debtor shall maintain the Security Interest created by this Agreement as a perfected security interest having at least the priority described in Section 6.5 and shall defend such Security Interest against the claims and demands of all Persons whomsoever. Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver, and, if applicable, have recorded, such further instruments and documents and take such further actions as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable Secured Party to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

                    6.9 Changes in Locations, Name, etc. Debtor will not, except upon 30 days’ prior written notice to Secured Party and delivery to Secured Party of all additional financing statements and other documents reasonably requested by Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

                    (a) change its jurisdiction of organization or, in the case it is not is not a registered organization (as defined in the UCC), the location of its chief executive office or sole place of business from that referred to in Section 6.1; or

                    (b) change its name, identity or corporate structure.

                    6.10 Proceeds to be Turned Over to Secured Party. In addition to the rights of Secured Party specified in Section 8, all Proceeds received by Debtor consisting of cash, checks and other near-cash items shall be held by Debtor in trust for the First Priority Holder and Secured Party, segregated from other funds of Debtor, and shall, as soon as possible (but in any event within five Business Days) following receipt by Debtor, be turned over to the First Priority Holder and Secured Party in the exact form received by Debtor (duly indorsed by Debtor to the First Priority Holder or Secured Party, if required). All Proceeds received by the First Priority Holder or Secured Party hereunder shall be held by the First Priority Holder and Secured Party in a collateral account maintained under its sole dominion and control. All Proceeds while held by the First Priority Holder or Secured Party in a collateral account (or by Debtor in trust for the First Priority Holder and Secured Party) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Note.

                    6.11 Application of Proceeds. At such intervals as may be agreed upon by Debtor and Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at Secured Party’s election, Secured Party may apply all or any part of Proceeds constituting Collateral, whether or not held in any collateral account, and any proceeds of the Guaranty, in payment of the Obligations in such order as Secured Party may elect, and any part of such funds which Secured Party elects not so to apply shall continue to be held as collateral security for the Obligations. Any balance of such Proceeds remaining after all Events of Default have been cured or waived shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive the same.

                    6.12 Further Assurances.

                    (a) Upon the written request of Secured Party, and at the sole expense of Debtor, Debtor will promptly execute and deliver such further instruments and documents and take such further actions as Secured Party may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement under the UCC and transfer of Collateral to Secured Party’s possession. Subject to the provisions of Section 4 of this Agreement, Debtor authorizes Secured Party to file any such financing statement without the signature of Debtor to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement. The Debtor shall furnish to the Secured Party from time to time statements and schedules, in reasonable detail, further identifying and describing the Collateral, and other such reports in connection with the Collateral as the Secured Party may reasonably request, such that the Secured Party may describe the Collateral in any applicable financing statements. The Debtor hereby authorizes the Secured Party to modify this Agreement after obtaining the Debtor’s approval of or signature to such modification, by amending Schedule I hereto (as such Schedule may be amended or supplemented from time to time) to describe any Collateral hereinafter acquired.

                    (b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately delivered to Secured Party, duly endorsed in a manner satisfactory to it.

          Section 7. Secured Party’s Rights with respect to Collateral. Secured Party may, at its option and at any time, upon the occurrence of an Event of Default, without notice or demand on Debtor, take the following actions with respect to the Collateral:

                    (a) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon;

                    (b) discharge taxes and other Encumbrances at any time levied or placed thereon;

                    (c) make repairs or provide maintenance with respect thereto; and

                    (d) pay any necessary filing fees and any taxes arising as a consequence of any such filing.

                    Secured Party shall have no obligation to make any such expenditures nor shall the making thereof relieve Debtor of its obligation to make such expenditures.

          Except as otherwise provided herein, the Secured Party and Secured Party shall have no duty as to the collection or protection of the Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

          Section 8. Rights and Remedies.

                    (a) Upon the occurrence of an Event of Default:

                              (i) The Secured Party may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Secured Parties;

                              (ii) Debtor will, upon demand, assemble the Collateral and make it available to Secured Party at a place and time designated by the Secured Party that is reasonably convenient to both parties;

                              (iii) Secured Party may collect and receive all income and proceeds in respect of the Collateral and exercise all rights of Debtor with respect thereto;

                              (iv) Secured Party may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as Secured Party may determine, and Secured Party may purchase any Collateral at any such sale. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, Secured Party shall send to Debtor prior written notice (which, if given within five (5) days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is to be made. Debtor agrees that upon any such sale the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by Debtor. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, Debtor shall execute all applications or other instruments as may be required; and

                              (v) in any jurisdiction where the enforcement of its rights hereunder is sought, Secured Party shall have, in addition to all other rights and remedies allowed by law or by any agreement with Debtor, all of the rights and remedies of a secured party under the Uniform Commercial Code.

                    (b) Application of Sale Proceeds. Proceeds from the sale of the Collateral or any part thereof and all sums received or collected by Secured Party from or on account of any Collateral shall be applied by Secured Party in the following order:

                              (i) To the payment of the costs and expenses incurred by Secured Party in connection with the collection, sale, transfer, preservation or delivery of the Collateral, including, without limitation, reasonable attorneys’ fees, costs, charges, taxes, liens, and assessments;

                              (ii) To the payment to Secured Party of the whole amount then owing and unpaid for principal, interest, and other sums and charges under the Note;

                              (iii) To the payment to Secured Party of the other amounts then owing and unpaid under the other Loan Documents; and

                              (iv) To the payment of the surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

                    (c) Prior to any disposition of Collateral pursuant to this Agreement Secured Party may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to such extent as to make it saleable.

                    (d) Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any Project name, trade secrets, Project trade names, trademarks and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit.

                    (e) Secured Party shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including attorneys' fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations in such order of priority as Secured Party shall determine. Any surplus remaining after such application shall be paid to Debtor or to whomever may be legally entitled thereto, provided that in no event shall Debtor be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by Secured Party.

          Section 9. Waivers. Debtor waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to Debtor under this Agreement or any other document evidencing the Obligations. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations. Secured Party shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of Secured Party in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

          Section 10. Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth at the beginning of this Agreement (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

          Section 11. Successors and Assigns. This Agreement shall be binding upon Debtor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Party and its successors and assigns.

          Section 12. General. This Agreement may not be amended or modified except by a writing signed by Debtor and Secured Party. This Agreement and the terms, covenants and conditions hereof shall be construed in accordance with, and governed by, the laws of the State of California (without giving effect to any conflicts of law provisions contained therein). In the event that any Collateral or any deposit or other sum due from or credited by Secured Party are held or stands in the name of Debtor and another or others jointly, Secured Party may deal with the same for all purposes as if it belonged to or stood in the name of Debtor alone.

          Section 13. Governing Law; Jurisdiction. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY IN ANY LEGAL PROCEEDING ARISING OUT OR A RELATED TO THIS AGREEMENT, THE NOTE, AND THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          Section 15. Section Headings. Section headings are for convenience of reference only and are not a part of this Agreement.

IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed as of the date first written above.

“DEBTOR”		“SECURED PARTY”

EV RENTAL CARS, LLC		PLETHORA PARTNERS LLC
a California limited liability company		a California limited liability company

By:		By:
Name:	William N. Plamondon	Name:	Nikolas Konstant
Title:	CEO of EV Transportation, Inc., the sole	Title:	Manager
managing member of EV Rental Cars, LLC

SCHEDULE I

COLLATERAL

The table below sets forth all of the Collateral under the Security Agreement, dated October 9, 2008, by and among EV Rental Cars, LLC and Plethora Partners LLC.

Year	Toyota Model	Unit No.	VIN
2009	CAMRY	ER59001	4T1BB46K396085680
2009	CAMRY	ER59002	4T1BB46K89U085688
2009	CAMRY	ER59003	4T1BB46K09U085765
2009	CAMRY	ER59004	4T1BB46K09U085751
2009	CAMRY	ER59005	4T1BB46K79U083494
2009	CAMRY	ER59006	4T1BB46K99U083416
2008	PRIUS	ER38002	JTDKB2OUX83423177
2008	PRIUS	ER38004	JTDKB2OU287788316
2008	PRIUS	ER38010	JTDKB2OU183424797
2008	PRIUS	ER38013	JTDKB2OU783422603
2008	PRIUS	ER38015	JTDKB2OU987787941
2008	PRIUS	ER38017	JTDKB2OU487789242
2008	PRIUS	ER38019	JTDKB2OU883440365
2008	PRIUS	ER38021	JTDKB2OU487801230
2008	PRIUS	ER38034	JTDKB2OU987788877
2008	PRIUS	ER38006	JTDKB2OU187787898
2008	PRIUS	ER38008	JTDKB2OU283425487
2008	PRIUS	ER38009	JTDKB2OU887787395
2008	PRIUS	ER38025	JTDKB2OU087789724
2008	PRIUS	ER38026	JTDKB2OUX83440884
2008	PRIUS	ER38028	JTDKB2OU587787838
2008	PRIUS	ER38030	JTDKB2OU787788294
2008	PRIUS	ER38032	JTDKB2OU087787374
2008	PRIUS	ER38036	JTDKB2OU483423238
2008	PRIUS	ER38003	JTDKB2OU187787822
2008	PRIUS	ER38005	JTDKB2OU383424221
2008	PRIUS	ER38012	JTDKB2OU287788607
2008	PRIUS	ER38014	JTDKB2OU183424122
2008	PRIUS	ER38016	JTDKB2OU887788918
2008	PRIUS	ER38018	JTDKB2OU787789848
2008	PRIUS	ER38020	JTDKB2OU283439096
2008	PRIUS	ER38023	JTDKB2OU483439598
2008	PRIUS	ER38031	JTDKB2OU187787349
2008	PRIUS	ER38001	JTDKB2OU187800567
2008	PRIUS	ER38007	JTDKB2OU487788365
2008	PRIUS	ER38011	JTDKB2OU687787850
2008	PRIUS	ER38022	JTDKB2OU187788727
2008	PRIUS	ER38024	JTDKB2OU187789294
2008	PRIUS	ER38026	JTDKB2OU387787370
2008	PRIUS	ER38029	JTDKB2OU183423889
2008	PRIUS	ER38033	JTDKB2OU687787394
2008	PRIUS	ER38035	JTDKB2OU687788335

EXHIBIT A

SECURED PROMISSORY NOTE

EXHIBIT B

NAME; DEBTOR/COLLATERAL LOCATION

1.	State of Organization: California

2.	State of Organization Identification number: 199720210037

3.

Chief Executive Office, Principal Place of Business, Warehouses and Premises where Collateral is Stored or Located and Location of Books and Records concerning the Collateral: 5500 W. Century Boulevard, Los Angeles, California 90045.